FIRST NIAGARA FINANCIAL GROUP REPORTS 2008 THIRD QUARTER RESULTS

Lockport, N.Y. - October 22, 2008 -

- Strong operating results of $0.22 per share
- 12% increase in net income versus third quarter 2007
- Significant margin improvement of 18 basis points
- Credit trends in line with expectations and well within historical experience
- Successful equity offering further strengthens solid capital position
- Quarterly dividend maintained at $0.14 per share

First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced 2008 third quarter net income rose by 3% to $23.7 million or $0.22 per diluted share from $23.1 million or $0.22 per diluted share from the prior quarter. Compared to a year ago, net income improved by 12% or $0.01 per diluted share.

Reported Results*
	Q3 2008	Q2 2008	Q3 2007
Net interest income	$70.2	$66.6	$55.7
Provision for credit losses	6.5	4.9	2.1
Noninterest income	29.2	29.6	29.7
Noninterest expense	56.8	56.6	51.9
Net income	23.7	23.1	21.1
Net income per diluted share	$0.22	$0.22	$0.21

*All amounts in millions except net income per diluted share. The Company did not have any significant non-recurring items for the periods reported above.

John R. Koelmel, President and CEO said, “We take great pride in our third quarter results, a performance that is especially noteworthy in light of the highly stressed environment impacting many in the financial services industry. Our concerted efforts to develop our competitively-advantaged businesses are reflected in our steady loan and core deposit growth and we continue to benefit from the customer market dislocation affecting competitor banks. At the same time, our long-held credit discipline has kept our credit costs very manageable. Our recently completed equity offering will augment our strong capital position, further reinforces our balance sheet and affords us greater flexibility to grow and thrive in our stable Upstate New York markets.”

Chief Financial Officer, Michael W. Harrington, added, “Our third quarter results were highlighted by excellent revenue growth, solid credit quality and positive operating leverage. Net income reached its highest level in over two years as our core businesses continue to perform well. Our aggressive liability management efforts are significantly reducing funding costs and driving strong net interest margin improvement. We have not experienced any systemic weakening of overall credit quality and have avoided troubled exposures in our securities portfolio. We also continue to manage our expenses intelligently, gain market share from competitors and remain well positioned to sustain long-term growth.”

(Loan and deposit balance comparisons to the third quarter of 2007 exclude the effect of the February 2008 Greater Buffalo Savings Bank acquisition.)

Loans
Commercial business and real estate average loan balances each grew at an annualized rate of 7% over the linked quarter, driven by solid statewide production in both sectors. While the rate of growth has slowed from the double-digit pace of prior periods, the business loan pipeline experienced an increase in activity and finished above second quarter levels. Compared to the third quarter of 2007, commercial loan balances grew by 14% and have now risen to 56% of total loans. Home equity average balances increased by $27 million as new customers added during the successful spring marketing campaign have begun to access their credit lines. Residential mortgage average balances trended further downward by $53 million or 10% annualized given the ongoing consumer preference for long-term, fixed rate products which the Company does not hold in its portfolio.

Credit Quality
Nonperforming loans at quarter end were 0.70% of total loans, 17 basis points above the prior quarter. This $10 million increase was attributable to a select few commercial real estate loans and otherwise reflects the ongoing maturation of the steadily growing commercial portfolios. In contrast to the increase in nonperforming loans, net charge-offs decreased slightly from the previous quarter to $4.0 million or 0.25% of average loans. The provision for credit losses was $6.5 million for the quarter, compared to $4.9 million in the linked quarter and $2.1 million a year ago. At September 30, 2008, the allowance for credit losses represented 1.21% of total loans and 174% of nonperforming loans.

Deposits
Average core deposit balances rose by 2% from the linked quarter. Growth in money market deposits continued as average balances increased by $31 million or 6% annualized from the linked quarter and $568 million or 41% over a year ago. Additionally, noninterest bearing deposits grew by $38 million or 22% annualized reflecting the year-long growth trend in business checking balances. Core deposits now comprise 67% of total deposits, an increase from 60% a year earlier. Total deposits declined by 3% on average from the linked quarter due to the sharp reduction in higher cost CD balances resulting from the Company’s continued focus on pricing discipline and profitable relationships. Average CD balances decreased by $264 million or 47% annualized in the third quarter. Average deposit balances were lower by 3% from a year ago as strong municipal and core deposit growth were offset by a reduction in higher yielding CD balances.

Net Interest Income
Net interest income grew significantly by $3.6 million, or 5% above last quarter, to $70.2 million and benefited from the continued reduction in funding costs which brought the rate on interest bearing liabilities down to 2.36%, its lowest level in three years. The Company continues to improve its funding mix by replacing higher yielding CD balances with lower priced core deposits and wholesale borrowings. The net benefit of these efforts resulted in an increase of 18 basis points in the tax equivalent net interest margin to 3.68% for the quarter, the highest point in over two years.

Noninterest Income
Noninterest income of $29.2 million declined by 2% from last quarter and the prior year primarily due to the continuing industry-wide softening in insurance renewal rates and seasonal declines in wealth management fees. Banking service fees grew by 4% and were led by higher deposit-related fees.

Noninterest Expense
Noninterest expense of $56.8 million was comparable to the previous quarter. Marketing costs increased by 7% primarily due to the Company’s ongoing statewide branding campaign which has been successful in generating new business. The continued disciplined management of the expense base helped to improve the efficiency ratio from the linked quarter to 57% from 59%, the lowest level in over two years.

Capital Management
The tangible common equity ratio at September 30 was 7.8%, consistent with the level at June 30 and the Company remains well capitalized. No shares of the Company’s stock were repurchased during the third quarter.

On October 1, 2008 the Company closed on the sale of $115 million of common stock with net proceeds from this offering to be used to provide additional capital for the execution of its growth strategy and for general corporate purposes. Inclusive of this offering, the pro-forma tangible common equity ratio at September 30 was 9.1%.

The Board of Directors declared a quarterly dividend of fourteen cents ($0.14) per share on outstanding FNFG common stock, consistent with the prior quarter’s and last year’s levels. The dividend is payable on November 18, 2008 to stockholders of record on November 4, 2008.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $9.0 billion and deposits of $5.8 billion. First Niagara Bank is a full-service, community-focused bank that provides financial services to individuals, families and businesses through 114 branches and four Regional Market Centers across Upstate New York. For more information, visit www.fnfg.com.

Conference Call - A conference call will be held at 11 a.m. Eastern Time on Wednesday, October 22, 2008 to discuss the Company’s financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until November 5, 2008 by dialing 1-877-660-6853, account number 240, ID number 299208.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

	2008			2007
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
SELECTED FINANCIAL DATA (Amounts in thousands)
Securities available for sale	$1,250,074	1,289,738	1,414,774	1,217,164	1,262,193	1,070,842	1,095,012
Loans and leases:
Commercial:
Real estate	$2,489,601	2,468,932	2,388,769	2,195,009	2,150,885	2,098,245	2,065,472
Business	$914,452	906,810	863,152	730,029	667,512	651,758	611,064
Total commercial loans	$3,404,053	3,375,742	3,251,921	2,925,038	2,818,397	2,750,003	2,676,536
Residential real estate	$2,038,351	2,094,813	2,149,363	1,955,690	1,998,411	2,190,984	2,224,704
Home equity	$607,800	589,846	564,164	503,779	507,834	498,200	472,714
Other consumer	$152,640	162,603	173,264	127,169	135,697	134,282	151,885
Specialized lending	$184,739	181,683	174,476	183,747	188,684	186,856	163,319
Net deferred costs and discounts	$33,895	34,106	34,980	29,529	29,531	29,962	27,747
Total loans and leases	$6,421,478	6,438,793	6,348,168	5,724,952	5,678,554	5,790,287	5,716,905
Allowance for credit losses	$77,664	75,128	74,283	70,247	70,970	71,102	71,051
Loans and leases, net	$6,343,814	6,363,665	6,273,885	5,654,705	5,607,584	5,719,185	5,645,854
Goodwill and other intangibles	$803,914	806,327	808,262	750,071	753,336	750,732	753,296
Total assets	$9,008,383	9,074,502	9,067,701	8,096,228	8,114,960	8,020,806	7,982,589
Total interest-earning assets	$7,782,496	7,825,324	7,813,212	6,994,022	7,007,391	6,938,584	6,903,315

Deposits:
Savings	$778,794	811,160	795,464	786,759	844,576	906,852	936,496
Interest-bearing checking	$521,206	505,656	509,121	468,165	499,058	502,925	511,169
Money market deposits	$1,915,122	1,974,430	1,885,113	1,607,137	1,437,272	1,372,358	1,394,016
Noninterest-bearing	$693,424	728,839	680,397	631,801	658,012	656,195	623,504
Certificates	$1,908,174	2,138,148	2,367,176	2,055,122	2,266,535	2,317,116	2,333,891
Total deposits	$5,816,720	6,158,233	6,237,271	5,548,984	5,705,453	5,755,446	5,799,076

Borrowings	$1,603,777	1,363,379	1,265,521	1,094,981	947,055	797,574	716,463
Total interest-bearing liabilities	$6,727,073	6,792,773	6,822,395	6,012,164	5,994,496	5,896,825	5,892,035
Net interest-earning assets	$1,055,423	1,032,551	990,817	981,858	1,012,895	1,041,759	1,011,280
Stockholders' equity	$1,441,022	1,431,352	1,432,632	1,353,179	1,332,313	1,329,063	1,353,792
Tangible equity (1)	$637,108	625,025	624,370	603,108	578,977	578,331	600,496
Securities available for sale fair value
adjustment included in stockholders' equity	$(11,132)	(6,011)	5,853	(24)	(10,039)	(15,433)	(11,161)
Common shares outstanding	109,992	109,722	109,703	104,770	105,371	106,209	108,120
Treasury shares	15,427	15,697	15,718	15,274	14,674	13,835	11,925
Total loans serviced for others	$568,750	570,614	571,707	553,631	554,934	392,597	398,166

CAPITAL
Tier 1 risk based capital	10.05%	10.08%	9.84%	10.10%	10.40%	10.36%	10.69%
Total risk based capital	11.30%	11.30%	11.06%	11.35%	11.65%	11.61%	11.94%
Tier 1 (core) capital	7.58%	7.61%	7.29%	7.54%	7.68%	7.73%	7.75%
Tangible capital	7.58%	7.61%	7.29%	7.54%	7.68%	7.73%	7.75%
Equity to assets	16.00%	15.77%	15.80%	16.71%	16.42%	16.57%	16.96%
Tangible equity to tangible assets(1)	7.77%	7.56%	7.56%	8.21%	7.86%	7.95%	8.31%
Book value per share (2)	$13.55	13.51	13.54	13.41	13.14	13.01	13.02
Tangible book value per share (1)(2)	$5.99	5.90	5.90	5.98	5.71	5.66	5.77

ASSET QUALITY DATA (Amounts in thousands)
Non performing loans:
Commercial real estate	$28,884	20,456	19,921	16,229	18,169	9,869	6,937
Commercial business	$4,274	4,095	3,518	3,430	2,718	5,546	5,653
Residential real estate	$5,167	4,957	5,113	3,741	3,836	4,425	3,713
Home equity	$1,541	927	1,180	849	545	836	1,088
Other consumer	$627	528	832	885	1,307	1,232	1,816
Specialized lending	$4,205	3,430	2,872	2,920	2,596	2,283	1,880
Total non performing loans	$44,698	34,393	33,436	28,054	29,171	24,191	21,087
Real estate owned	$2,782	1,414	976	237	244	169	553
Total non performing assets	$47,480	35,807	34,412	28,291	29,415	24,360	21,640

Net loan charge-offs	$3,964	4,055	1,954	3,223	2,150	2,249	2,462
Net charge-offs to average loans (annualized)	0.25%	0.26%	0.13%	0.22%	0.15%	0.16%	0.18%
Provision for credit losses	$6,500	4,900	3,100	2,500	2,100	2,300	1,600
Provision for credit losses as a
percentage of average loans (annualized)	0.40%	0.31%	0.21%	0.17%	0.14%	0.16%	0.11%
Total non performing loans to total loans	0.70%	0.53%	0.53%	0.49%	0.51%	0.42%	0.37%
Total non performing assets as a
percentage of total assets	0.53%	0.39%	0.38%	0.35%	0.36%	0.30%	0.27%
Allowance for credit losses to total loans	1.21%	1.17%	1.17%	1.23%	1.25%	1.23%	1.24%
Allowance for credit losses
to non performing loans	173.8%	218.4%	222.2%	250.4%	243.3%	293.9%	336.9%
Personnel FTE	1,910	1,892	1,903	1,824	1,840	1,884	1,915
Number of branches	114	114	115	110	120	121	119

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2008				2007
	Year-to-Date	Third	Second	First	Year Ended	Fourth	Third	Second	First
	September 30	Quarter	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter

SELECTED OPERATIONS DATA (Amounts in thousands)
Interest income	$331,340	109,951	111,402	109,987	422,772	107,120	106,911	105,543	103,198
Interest expense	$134,469	39,751	44,793	49,925	198,594	51,913	51,206	48,477	46,998
Net interest income	$196,871	70,200	66,609	60,062	224,178	55,207	55,705	57,066	56,200
Provision for credit losses	$14,500	6,500	4,900	3,100	8,500	2,500	2,100	2,300	1,600
Net interest income after provision for credit losses	$182,371	63,700	61,709	56,962	215,678	52,707	53,605	54,766	54,600

Noninterest income:
Banking services	$29,655	10,390	9,955	9,310	39,289	10,112	10,071	10,111	8,995
Insurance and benefits consulting	$38,193	12,302	13,129	12,762	51,646	11,563	13,345	13,722	13,016
Wealth management services	$7,763	2,686	2,860	2,217	9,494	2,247	2,412	2,632	2,203
Lending and leasing	$6,704	2,224	2,225	2,255	8,880	2,604	2,191	2,181	1,904
Bank owned life insurance	$3,726	1,294	1,255	1,177	4,848	1,088	1,144	1,561	1,055
Other	$2,051	293	212	1,546	17,654	16,211	567	137	739
Total noninterest income	$88,092	29,189	29,636	29,267	131,811	43,825	29,730	30,344	27,912
Noninterest expense:
Salaries and benefits	$101,177	33,914	33,844	33,419	125,697	30,269	30,159	32,377	32,892
Occupancy and equipment	$18,716	5,744	5,812	7,160	28,550	5,540	5,544	11,484	5,982
Technology and communications	$14,910	4,971	4,932	5,007	19,456	4,942	4,770	4,905	4,839
Marketing and advertising	$7,603	2,639	2,462	2,502	8,362	2,632	2,121	1,921	1,688
Professional services	$3,058	1,061	925	1,072	4,392	1,182	1,243	1,158	809
Amortization of intangibles	$6,606	2,146	2,209	2,251	10,433	2,533	2,570	2,639	2,691
Other	$18,785	6,279	6,410	6,096	25,576	8,489	5,541	5,806	5,740
Total noninterest expense	$170,855	56,754	56,594	57,507	222,466	55,587	51,948	60,290	54,641
Income before income taxes	$99,608	36,135	34,751	28,722	125,023	40,945	31,387	24,820	27,871
Income taxes	$33,976	12,395	11,672	9,909	40,938	13,108	10,284	8,209	9,337
Net income	$65,632	23,740	23,079	18,813	84,085	27,837	21,103	16,611	18,534

STOCK AND RELATED PER SHARE DATA
Net income per share:
Basic	$0.62	0.22	0.22	0.18	0.82	0.27	0.21	0.16	0.18
Diluted	$0.62	0.22	0.22	0.18	0.81	0.27	0.21	0.16	0.17
Cash dividends	$0.42	0.14	0.14	0.14	0.54	0.14	0.14	0.13	0.13
Dividend payout ratio	67.74%	63.64%	63.64%	77.78%	65.85%	51.85%	66.67%	81.25%	72.22%
Dividend yield (annualized)	3.56%	3.54%	4.38%	4.14%	4.49%	4.61%	3.93%	3.98%	3.79%
Market price (NASDAQ: FNFG):
High	$22.38	22.38	15.00	14.15	15.13	15.13	14.60	14.28	15.07
Low	$9.98	11.68	12.60	9.98	11.15	11.15	11.49	12.88	13.53
Close	$15.75	15.75	12.86	13.59	12.04	12.04	14.15	13.10	13.91

SELECTED RATIOS
Net income (annualized):
Return on average assets	0.98%	1.05%	1.02%	0.88%	1.05%	1.36%	1.04%	0.84%	0.95%
Return on average equity	6.16%	6.57%	6.46%	5.42%	6.24%	8.26%	6.31%	4.93%	5.47%
Return on average tangible equity (1)	13.90%	14.92%	14.75%	12.01%	14.12%	18.87%	14.56%	11.09%	12.10%
Noninterest income as a percentage of net revenue	30.91%	29.37%	30.79%	32.76%	37.03%	44.25%	34.80%	34.71%	33.18%
Efficiency ratio - Consolidated	60.0%	57.1%	58.8%	64.4%	62.5%	56.1%	60.8%	69.0%	65.0%
- Banking segment (3)	55.3%	52.2%	54.2%	59.8%	58.6%	50.6%	57.0%	68.6%	61.7%
Net loan charge-offs	9,973	3,964	4,055	1,954	10,084	3,223	2,150	2,249	2,462
Net charge-offs to average loans (annualized)	0.21%	0.25%	0.26%	0.13%	0.18%	0.22%	0.15%	0.16%	0.18%
Provision for credit losses as a
percentage of average loans (annualized)	0.31%	0.40%	0.31%	0.21%	0.15%	0.17%	0.14%	0.16%	0.11%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2008				2007
	Year-to-Date	Third	Second	First	Year Ended	Fourth	Third	Second	First
	September 30	Quarter	Quarter	Quarter	December 31,	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES (Amounts in thousands)
Securities, at amortized cost	$1,303,327	1,265,630	1,335,744	1,309,020	1,135,221	1,251,346	1,112,741	1,089,189	1,086,037
Loans (4)
Commercial:
Real estate	$2,404,485	2,477,054	2,434,075	2,301,529	2,101,431	2,185,998	2,112,119	2,068,315	2,037,544
Business	$864,163	906,773	890,154	795,092	639,580	692,448	652,751	631,884	579,853
Total commercial loans	$3,268,648	3,383,827	3,324,229	3,096,621	2,741,011	2,878,446	2,764,870	2,700,199	2,617,397
Residential	$2,091,294	2,078,863	2,131,922	2,063,235	2,158,696	1,986,546	2,179,767	2,217,959	2,253,212
Home equity	$577,530	608,610	581,834	541,804	498,039	514,655	509,747	490,616	476,591
Other consumer	$163,752	161,074	173,426	156,784	145,501	135,524	136,990	144,449	165,462
Specialized lending	$186,662	189,867	183,469	186,616	182,691	194,919	194,143	180,100	161,104
Total loans	$6,287,886	6,422,241	6,394,880	6,045,060	5,725,938	5,710,090	5,785,517	5,733,323	5,673,766

Total interest-earning assets	$7,667,103	7,768,427	7,805,792	7,425,978	6,915,138	7,021,393	6,952,003	6,872,508	6,811,941
Goodwill and other intangibles	$792,444	804,886	807,034	765,275	752,462	751,955	752,422	752,007	753,483
Total assets	$8,900,862	8,991,899	9,115,902	8,593,783	7,997,299	8,116,588	8,044,675	7,940,621	7,884,237

Interest-bearing liabilities:
Savings accounts	$796,868	802,900	804,834	782,804	889,398	813,084	881,145	921,747	943,137
Checking	$486,998	498,065	494,395	468,411	487,173	476,721	482,838	492,312	497,094
Money market deposits	$1,883,580	1,963,454	1,932,942	1,753,468	1,413,178	1,581,043	1,393,680	1,369,121	1,306,061
Certificates of deposit	$2,156,305	1,985,925	2,249,847	2,235,016	2,263,933	2,168,218	2,286,634	2,311,348	2,290,626
Borrowed funds	$1,320,664	1,444,923	1,309,847	1,205,857	853,297	986,725	889,375	764,987	769,314
Total interest-bearing liabilities	$6,644,415	6,695,267	6,791,865	6,445,556	5,906,979	6,025,791	5,933,672	5,859,515	5,806,232

Noninterest-bearing deposits	$681,173	726,852	688,403	627,762	627,259	644,680	657,366	616,537	589,517
Total deposits	$6,004,924	5,977,196	6,170,421	5,867,461	5,680,941	5,683,746	5,701,663	5,711,065	5,626,435
Total liabilities	$7,477,651	7,554,117	7,679,743	7,198,252	6,649,427	6,779,481	6,717,283	6,587,797	6,509,433
Net interest-earning assets	$1,022,688	1,073,160	1,013,927	980,422	1,008,159	995,602	1,018,331	1,012,993	1,005,709
Stockholders' equity	$1,423,211	1,437,782	1,436,159	1,395,531	1,347,872	1,337,107	1,327,392	1,352,824	1,374,804
Tangible equity (1)	$630,767	632,896	629,125	630,256	595,410	585,152	574,970	600,817	621,321
Common shares outstanding (2):
Basic	105,067	106,075	105,884	103,230	102,838	101,274	101,472	103,373	105,294
Diluted	105,671	106,795	106,523	103,641	103,472	101,757	102,059	104,031	106,004

SELECTED AVERAGE YIELDS/RATES (Tax equivalent basis)
Securities, at amortized cost	5.00%	4.95%	5.04%	5.00%	4.49%	4.72%	4.54%	4.40%	4.26%
Loans
Commercial:
Real estate	6.29%	6.15%	6.27%	6.48%	6.80%	6.73%	6.80%	6.84%	6.85%
Business	5.86%	5.52%	5.64%	6.50%	7.59%	7.26%	7.73%	7.70%	7.69%
Total commercial loans	6.18%	5.98%	6.10%	6.48%	6.99%	6.86%	7.02%	7.04%	7.04%
Residential	5.55%	5.53%	5.52%	5.60%	5.61%	5.62%	5.61%	5.57%	5.62%
Home equity	5.98%	5.65%	5.84%	6.50%	6.95%	6.85%	6.96%	7.00%	7.00%
Other consumer	7.39%	7.44%	7.25%	7.49%	7.66%	7.81%	7.91%	7.55%	7.42%
Specialized lending	7.60%	7.20%	7.72%	7.89%	8.61%	8.16%	8.22%	9.67%	8.45%
Total loans	6.02%	5.88%	5.96%	6.25%	6.53%	6.49%	6.54%	6.57%	6.52%

Total interest-earning assets	5.85%	5.72%	5.81%	6.03%	6.20%	6.18%	6.22%	6.22%	6.16%

Savings accounts	0.29%	0.26%	0.27%	0.33%	0.44%	0.35%	0.35%	0.43%	0.62%
Interest-bearing checking	0.30%	0.27%	0.30%	0.33%	0.42%	0.40%	0.37%	0.37%	0.53%
Money market deposits	2.43%	2.10%	2.27%	2.98%	3.70%	3.79%	3.76%	3.65%	3.56%
Certificates of deposit	3.57%	2.95%	3.55%	4.16%	4.47%	4.39%	4.51%	4.53%	4.44%
Borrowed funds	4.00%	3.78%	4.02%	4.26%	4.58%	4.65%	4.78%	4.44%	4.38%
Total interest-bearing liabilities	2.70%	2.36%	2.65%	3.11%	3.36%	3.41%	3.42%	3.32%	3.28%

Tax equivalent net interest rate spread	3.15%	3.36%	3.16%	2.92%	2.84%	2.77%	2.80%	2.90%	2.88%
Tax equivalent net interest rate margin	3.51%	3.68%	3.50%	3.33%	3.33%	3.25%	3.30%	3.40%	3.37%

(1)	Excludes goodwill and other intangible assets.
(2)	Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)	Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4)	Includes nonaccrual loans.